UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22033
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on November 15, 2023, WaveDancer, Inc. (the "Parent”), and its wholly owned subsidiary, FFN Merger Sub, Inc. (“FFN”) entered into an Agreement and Plan of Merger (as amended, “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Merger”) with Firefly Neuroscience, Inc. (the “Company”). For purposes hereof, capitalized terms not defined herein shall have the meanings ascribed thereto in the Merger Agreement. In connection with the Merger, on July 26, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell (i) 7,918,552.03 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) or, to the extent that such purchase of Shares would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the outstanding shares of Parent common stock immediately following the consummation of the Merger, pre-funded warrants (the “Pre-Funded Warrants”) to purchase such Shares in excess of 4.99% of the outstanding shares of Parent common stock, and (ii) warrants (the “Warrants”) to purchase up to 7,918,552.03 shares of Common Stock in a private placement (the “Private Placement”). The purchase price of each Share and accompanying Warrant is $0.442 and the purchase price of each Pre-Funded Warrant is $0.4419. The Private Placement is expected to close substantially contemporaneous with the consummation of the Merger, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the transaction are expected to be approximately $3.5 million. The number of Shares, Warrants and Pre-Funded Warrants the investors shall hold and the respective exercise prices for the Warrants and Pre-Funded Warrants will be subject to adjustment based upon the Exchange Ratio applied to the Company’s Outstanding Shares in connection with the Merger.

Terms of the Pre-Funded Warrants and the Warrants

The Warrants are exercisable immediately upon issuance at an exercise price of $0.71 per share and expire five years from the date of issuance.

The Pre-Funded Warrants are being offered in lieu of the Shares and provide that the holder may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of Parent’s outstanding common stock immediately following the consummation of the Private Placement. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) of the Warrants or Pre-Funded Warrants, as the case may be, may not exercise any portion of the Warrants or Pre-Funded Warrants, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of Parent’s outstanding common stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or Pre-Funded Warrants, as applicable. In lieu of making the cash payment otherwise contemplated to be made to Parent upon exercise of a Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Parent common stock determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if, at the time of such exercise, there is no effective registration statement registering the resale of shares of Parent common stock underlying the Warrants or if the prospectus contained in such registration statement is not available for the resale of shares of Parent common stock underlying the Warrants by the Warrant holder.

In lieu of making the cash payment otherwise contemplated to be made to Parent upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Parent common stock determined according to a formula set forth in the Pre-Funded Warrants.

None of the issuances of the Shares, the Pre-Funded Warrants, the Warrants, or the shares of Parent common stock issuable upon exercise of the Pre-Funded Warrants and the Warrants (collectively, the “Warrant Shares”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Shares, the Pre-Funded Warrants, the Warrants and the Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Each investor who entered into to a Purchase Agreement has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the Company, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Warrants do not purport to be complete and are qualified in their entirety by reference to the forms of Purchase Agreement, Pre-Funded Warrant and Warrant, which are filed with this Current Report on Form 8-K as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information statements of the Company for the year ended December 31, 2023, and the three months ended March 31, 2024, giving effect to the transactions consummated pursuant to the Merger and the Private Placement, including the notes thereto, are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
10.1+	Securities Purchase Agreement, dated as of July 26, 2024, by and among the Company and the investors signatory thereto.
99.1	Unaudited Pro Forma Financial Statements of WaveDancer, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: July 29, 2024	By:	/s/ G. James Benoit, Jr.
G. James Benoit, Jr.
Chief Executive Officer